                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountant of Mivnat Holding Ltd., we hereby consent to the incorporation of our report included in this Form 10K, into the company's previously field Registration Statement File No. 33-51023, and No. 55137.

                                                 /s/ Kost, Forer and Gabbay
Tel-Aviv, Israel
March 25, 1999                                       KOST, FORER and GABBAY
                                           Certified Public Accountants (Israel)